Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2023

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending March 31, 2023. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, accrued PIK/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. – GDLC generated an annualized net income return on equity1 of 13.4% and an annualized net investment income return on equity1 of 11.3% during the quarter ended March 31, 2023. – Investors in GDLC have achieved an IRR2 on NAV of 8.7% through March 31, 2023. – For the quarter ended March 31, 2023, we made new investment commitments of $18.8 million in 16 portfolio companies. The fair value of investments as of March 31, 2023 was $261.0 million. Overall, total investments in portfolio companies at fair value increased by $18.5 million or 7.6%. – The annualized investment income yield3 for the three months ended March 31, 2023 was 11.6%, an increase from 10.6% for the three months ended December 31, 2022. – As of March 31, 2023, we had total investor capital subscriptions of $339.6 million and contributed capital of $164.5 million (48.5% called capital ratio). – Strong credit performance with over 96% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of March 31, 2023 and there were no portfolio company investments on non-accrual.

Summary of Quarterly Results (cont'd)

(Dollar amounts in 000s, except per share data)	Quarter Ended March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Select Financial Data					
New investment commitments	$10,923	$59,165	$93,741	$40,041	$18,805
Fair value of investments	$78,491	$128,777	$201,836	$242,533	$261,043
Net income (loss)	$1,626	$160	$1,632	$2,545	$5,237
Net Investment Income after excise tax	$977	$1,223	$2,973	$3,715	$4,442
Earnings (loss) per weighted average share[1]	$0.47	$0.03	$0.23	$0.27	$0.49
Net investment income per weighted average share[1]	$0.28	$0.26	$0.41	$0.39	$0.42
Annualized return on equity – net income[2]	12.9%	0.9%	6.0%	7.0%	13.4%
Annualized return on equity – net investment income[2]	7.7%	7.0%	8.8%	10.3%	11.3%
Asset Mix of New Originations					
Senior Secured	1%	2%	1%	3%	0%
One Stop	88%	92%	98%	94%	98%
Junior Debt[3]	0%	0%	0%	0%*	0%
Equity	11%	6%	1%	3%	2%

* Represents an amount less than 1.0%.
1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital Direct Lending Corporation ("we", "us", "our", the "Company" or "GDLC") commencing operations on July 1, 2021, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. Junior debt consists of second lien and subordinated debt.

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5 Portfolio Highlights - Portfolio Diversity as of March 31, 2023 4% 1% 92% 3% Equity Junior Debt One Stop Senior Secured Asset Mix by Investment Type Internal Performance Ratings Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination Investment Portfolio $261mm | 133 Investments | Average Size $2.0mm Internal Performance Rating Investments at Fair Value (000s) % of Total Portfolio 5 $603 0.2% 4 252,405 96.7% 3 8,035 3.1% 2 — 0.0% 1 — 0.0% Total $261,043 100.0%

6 Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, except share and per share data) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 (unaudited) (unaudited) (audited) (unaudited) (unaudited) Assets Investments, at fair value $78,491 $128,777 $201,836 $242,533 $261,043 Cash and foreign currencies 11,348 8,003 6,073 5,673 5,554 Other assets 707 796 1,311 1,547 1,560 Total Assets $90,546 $137,576 $209,220 $249,753 $268,157 Liabilities and Net Assets Debt $29,996 $45,835 $73,114 $95,850 $96,197 Deferred debt issuance costs (393) (392) (632) (709) (741) Interest payable 32 221 635 1,129 1,561 Distributions payable 1,113 765 — 1,106 3,853 Other liabilities 845 1,913 150 1,086 1,379 Total Liabilities 31,593 48,342 73,267 98,462 102,249 Total Net Assets 58,953 89,234 135,953 151,291 165,908 Total Liabilities and Net Assets $90,546 $137,576 $209,220 $249,753 $268,157 Net Asset Value per Share $15.00 $14.90 $15.00 $15.00 $15.00 Leverage Ratio 0.51x 0.52x 0.54x 0.64x 0.59x Asset coverage 296.3% 293.8% 284.4% 256.0% 269.7% Common shares outstanding 3,930,152 5,989,254 9,066,482 10,086,079 11,060,503

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the quarter ended March 31, 2022 (unaudited)	June 30, 2022 (unaudited)	September 30, 2022 (unaudited)	December 31, 2022 (unaudited)	March 31, 2023 (unaudited)
Investment Income					
Interest income	$1,312	$1,778	$3,576	$5,655	$6,815
Dividend income	—	—	—	214	235
Fee income	1	8	80	21	13
Total Investment Income	$1,313	$1,786	$3,656	$5,890	$7,063
Expenses					
Interest and other debt financing expenses	$35	$248	$683	$1,220	$1,551
Base management fee, net of waiver[1]	—	—	—	190	207
Incentive fee – net investment income, net of waiver[2]	100	131	—	413	493
Incentive fee – capital gains	—*	(42)	—	—	—
Other operating expenses	193	226	304	247	332
Other operating expenses reimbursement waiver[3]	—	—	(304)	—	—
Total Expenses	328	563	683	2,070	2,583
Excise tax	8	—	—	105	38
Net Investment Income after tax	$977	$1,223	$2,973	$3,715	$4,442
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($7)	($21)	($57)	$5	$8
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	656	(1,042)	(1,284)	(1,175)	787
Net gain (loss) on investments and foreign currency transactions	649	(1,063)	(1,341)	(1,170)	795
Net increase/(decrease) in net assets resulting from operations	$1,626	$160	$1,632	$2,545	$5,237
Per Share Data[4]					
Earnings/(loss) per weighted average share	$0.47	$0.03	$0.23	$0.27	$0.49
Net investment income per weighted average share	$0.28	$0.26	$0.41	$0.39	$0.42
Distributions declared per share[5]	$0.48	$0.17	$0.13	$0.26	$0.49
Weighted average common shares outstanding	3,426,305	4,694,025	7,249,093	9,597,994	10,644,934

* Represents an amount that rounds to less than $1,000.

See the slide titled "Endnotes - Quarterly Operating Results" at the end of this presentation for footnotes.

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8 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 19, 2021 January 20, 2022 January 2022 3,098,110.333 March 23, 2022 $0.1656 $513 February 4, 2022 February 25, 2022 February 2022 3,514,131.333 May 23, 2022 0.1461 513 February 4, 2022 March 21, 2022 March 2022 3,514,131.333 May 23, 2022 0.1706 600 Total for Quarter Ended March 31, 2022 $0.4823 $1,626 February 4, 2022 April 29, 2022 April 2022 4,498,180.333 July 25, 2022 $0.0764 $344 May 6, 2022 May 20, 2022 May 2022 4,498,180.333 July 25, 2022 0.0936 421 May 6, 2022 June 24, 2022 June 2022 1 5,137,211.866 September 14, 2022 — — Total for Quarter Ended June 30, 2022 $0.1700 $765 May 6, 2022 July 19, 2022 July 2022 5,989,253.866 September 14, 2022 $0.1269 $760 August 5, 2022 September 20, 2022 Aug / Sep 2022 2 9,066,482.048 November 22, 2022 — — Total for Quarter Ended September 30, 2022 $0.1269 $760 August 5, 2022 October 18, 2022 October 2022 9,066,482.048 December 28, 2022 $0.1073 $973 November 18, 2022 November 21, 2022 November 2022 10,085,133.581 December 28, 2022 0.0418 422 November 18, 2022 December 15, 2022 December 2022 10,085,133.581 February 28, 2023 0.1097 1,106 Total for Quarter Ended December 31, 2022 $0.2588 $2,501 November 18, 2022 January 17, 2023 January 2023 10,086,079.327 March 21, 2023 $0.1373 $1,384 February 7, 2023 February 24, 2023 February 2023 10,991,547.328 May 23, 2023 0.1535 1,687 February 7, 2023 March 17, 2023 March 2023 11,022,171.579 May 23, 2023 0.1966 2,166 Total for Quarter Ended March 31, 2023 $0.4874 $5,237 1. On May 6, 2022, our board of directors declared a distribution in amounts equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the period June 1, 2022, through June 30, 2022, per share payable on June 24, 2022, to shareholders of record on October 5, 2021. Due to a net asset value per share less than $15.00 per share, for the period June 1, 2022, through June 30, 2022, the distribution declared for the June 2022 earnings period were zero. 2. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2022 through September 30, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, for the period August 1, 2022 through September 30, 2022 resulting in a net asset value per share of $15.00 per share, the distribution declared for the period was zero.

9 Common Stock and Distribution Information (cont’d) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 7, 2023 April 28, 2023 April 20231 11,060,503.464 June 21, 2023 TBD TBD May 5, 2023 May 26, 2023 May 20232 TBD August 22, 2023 TBD TBD May 5, 2023 June 16, 2023 June 20233 TBD August 22, 2023 TBD TBD May 5, 2023 July 28, 2023 July 20234 TBD September 19, 2023 TBD TBD 1. On February 7, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2023 through April 30, 2023 and the payment of this distribution is $15.00 per share. 2. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of May 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period May 1, 2023 through May 31, 2023 and the payment of this distribution is $15.00 per share. 3. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of June 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2023 through June 30, 2023 and the payment of this distribution is $15.00 per share. 4. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2023 through July 31, 2023 and the payment of this distribution is $15.00 per share.

10 1.For the quarter ended September 30, 2022, the base management fee incurred by the Company was $413 and the base management fee irrevocably waived by GC Advisors totaled $413, which included a one-time waiver of $138 of the base management fee in order to waive 100% of the base management fee calculated under the Investment Advisory Agreement. 2.For the quarters ended March 31, 2022 and September 30, 2022, GC Advisors agreed to a waiver of $7 and $265 of income incentive fees, respectively, calculated under the Investment Advisory Agreement. 3.For the quarter ended September 30, 2022, GC Advisors and Golub Capital LLC waived reimbursement of $308 for any operating expenses and costs and expenses subject to reimbursement by the Company. 4.Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented. 5.Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, “Common Stock and Distribution Information” included in this presentation for details on the distributions declared during the period. Endnotes - Quarterly Results